Exhibit 99.1

Investor Relations Contact: Brian Ritchie – FTI Consulting 212-850-5683 brian.ritchie@fticonsulting.com Media Contact: Irma Gomez-Dib – FTI Consulting 212-850-5761 irma.gomez-dib@fticonsulting.com

Press Release

INSMED ANNNOUNCES PRICING OF APPROXIMATELY $26 MILLION DIRECT PUBLIC OFFERING

Monmouth Junction, N.J. – September 28, 2012 – Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company focused on developing novel inhalation therapeutics for patients suffering from serious orphan lung diseases, today announced that it has priced a direct public offering of approximately 6.3 million shares of its Common Stock to certain affiliates of Ayer Capital, RA Capital and Quaker Partners, at a price of $4.07 per share, which was the consolidated closing bid price on the NASDAQ Capital Market on September 27, 2012, with gross proceeds to Insmed of $25.7 million. The Company also expects to offer for sale up to an additional $2.0 million of shares of its Common Stock (based on the then most recent consolidated closing bid price of the Common Stock on the Nasdaq Capital Market) to an investor, which offering is expected to close on or before October 31, 2012.

The shares described above are being offered by Insmed pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Insmed Incorporated, Attention: Andi Drucker, Senior Vice President, General Counsel and Corporate Secretary, 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852, or by phone at (732) 997-4600.

About Insmed

Insmed Incorporated is a biopharmaceutical company dedicated to improving the lives of patients battling serious orphan lung diseases through the development and commercialization of novel, targeted inhalation therapies in orphan patient populations with critical unmet needs in high-growth markets. Insmed’s lead candidate, ARIKACE®, is engineered to deliver a proven and potent anti-infective directly to the site of serious lung infections to improve the efficacy, safety and convenience of treatment for at least two identified patient populations: cystic fibrosis (CF) patients with Pseudomonas lung infections and patients with nontuberculous mycobacteria lung infections (NTM). Following strong phase 2 results in CF patients, Insmed’s CLEAR-108 phase 3 registrational study of ARIKACE in Europe and Canada is well underway, as is the U.S. Phase 2 trial in NTM (TARGET-NTM). The Company expects to report clinical results from both the CLEAR-108 and TARGET-NTM studies in 2013 and currently is preparing for regulatory filings and commercialization. For more information, please visit http://www.insmed.com.

Forward-Looking Statements

Statements in this press release concerning Insmed’s future expectations, plans and prospects, including, without limitation, statements regarding the proposed public offering and any additional public offering, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements due to various risks, uncertainties and important factors, including those set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission, any of which could cause our actual results to differ from those contained in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.